UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2026 (the “Effective Date”), Nuvve Holding Corp. (the “Company”) entered into an amended and restated employment agreement with David Robson, the Company’s Chief Financial Officer (the “Employment Agreement”). The Employment Agreement was approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors and supersedes Mr. Robson’s prior employment agreement with the Company.

The term of the Employment Agreement commences on the Effective Date and ends on March 22, 2027. Pursuant to the Employment Agreement, Mr. Robson will receive a base salary of $450,000 per year (the “Base Salary”). In addition to the Base Salary, Mr. Robson is eligible to receive certain revenue-based performance bonuses upon the Company achieving certain milestones, as determined to be satisfied by the Compensation Committee. The Company will also provide Mr. Robson for up to $20,000 for a down payment and up to $1,500 per month for automobile lease payments. Mr. Robson is also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The Employment Agreement further provides that upon the termination of Mr. Robson by the Company without “cause” or by Mr. Robson for “good reason” (each as defined the Employment Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period.

The foregoing summary of the terms of the Employment Agreement is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 19, 2026, at 5:00 PM, eastern time, the warrants exercisable for one-half of one share of the Company’s common stock, at an exercise price of $11.50 per full share, issued by the Company, in connection with the Company’s initial business combination that was consummated on March 19, 2021, expired by their terms. The Nasdaq Stock Market filed a Form 25 with the Securities and Exchange Commission to indicate that the warrants had expired and were delisted.

The common stock of the Company will continue to trade on Nasdaq under the symbol “NVVE”.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 22, 2026, by and between the Company and David Robson
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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